Exhibit 21


                              LIST OF SUBSIDIARIES
                          RENT-A-WRECK OF AMERICA, INC.

                                                              State or Other
Subsidiary Name and                                          Jurisdiction of
Name Under Which Business is Done                              Organization
---------------------------------                              ------------

1. RENT A WRECK ONE WAY, INC.                                    Maryland
2. BUNDY AMERICAN CORPORATION                                    Maryland
3. RENT A WRECK LEASING, INC.                                    Maryland
4. PRICELESS RENT-A-CAR, INC.                                    Maryland
5. PRICELESS RENT-A-CAR of MARYLAND, INC.                        Maryland
6. CONSOLIDATED AMERICAN RENTAL INSURANCE COMPANY, LTD           Bermuda